EXHIBIT 99.1


                         FORM 4 JOINT FILER INFORMATION


NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: JONATHAN DASH

ISSUER AND TICKER SYMBOL: WESTERN SIZZLIN CORP [WSZZ]

DATE OF EVENT REQUIRING STATEMENT: 10/17/2007


SIGNATURE:
                /s/ Jonathan Dash
                --------------------------------
                JONATHAN DASH




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                         FORM 4 JOINT FILER INFORMATION


NAME:  DASH ACQUISITIONS, LLC

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: WESTERN SIZZLIN CORP [WSZZ]

DATE OF EVENT REQUIRING STATEMENT: 05/29/08



SIGNATURE:
            /s/ Jonathan Dash
            -------------------------------------------------
            JONATHAN DASH, its Investment Advisor & President